Exhibit 99.1
Hertz Global Announces Kathryn V. Marinello to Become President and Chief Executive Officer
John P. Tague to Retire on January 2, 2017

ESTERO, Fla., Dec. 13, 2016 -- Hertz Global Holdings, Inc. (NYSE: HTZ) announced today that the Boards of Directors of Hertz Global Holdings, Inc. ("HGH") and The Hertz Corporation (together with HGH, the "Companies" or "Hertz"), have appointed Kathryn V. Marinello as President and Chief Executive Officer effective January 3, 2017.   Hertz also announced that John Tague will retire as President and Chief Executive Officer of the Companies on January 2, 2017.

Ms. Marinello has been elected to the Boards of Directors of the Companies to replace Mr. Tague in early January.  Hertz also announced that its three longest serving directors, Non-Executive Chair Linda Fayne Levinson, Compensation Committee Chair Carl T. Berquist and Financing Committee Chair Michael J. Durham have chosen to leave the Boards of Directors of the Companies on January 2, 2017.  Following their departure, the Boards will have seven directors, six of whom are independent under the New York Stock Exchange listing rules.

Ms. Marinello is a veteran public company CEO who brings a strong mix of industry experiences that cover many facets of the automotive industry, from OEM to automotive insurance and automotive fleet financing.  She has significant experience as a first-rate operating executive with strategic expertise and has significant experience interacting with customers similar to Hertz—direct consumers, corporations and insurance companies.

Ms. Marinello said, "I am honored to have been selected to lead Hertz to its full potential at a time of unprecedented opportunity for the Companies. I look forward to partnering with Hertz employees as we work to earn sustained industry leadership for the benefit of our shareholders, customers and team members."

"Kathy is a tireless leader whose record shows a relentless focus on execution and high performance, having led a number of complex businesses and turnaround situations.  Her financial acumen and hands-on operating style will serve her well as she focuses on the strategic priorities facing Hertz today.  Kathy is a world class leader who understands how to create shareholder value," said Henry R. Keizer, the newly elected Non-Executive Chair, on behalf of the Boards.

Carl C. Icahn, Chairman of Icahn Enterprises L.P., the Company's largest shareholder, commented, "I am excited about Hertz and its prospects with Kathy at the helm.  Kathy has a history as a proven CEO and I believe she is the right person to lead Hertz as we move forward. Her consistent track record of successes in consumer and financial services, as well as technology businesses, is impressive.  She was extremely well-regarded at GE and successfully turned around Ceridian and Stream."

The Boards thanked Mr. Tague for his leadership role at Hertz over the last two years during a challenging time in the industry and wishes him well as he retires from Hertz.  The Boards also thanked Ms. Levinson, Mr. Berquist and Mr. Durham for their tireless service as Hertz directors.

ABOUT KATHRYN V. MARINELLO
Ms. Kathryn V. Marinello, also known as Kathy, has served as a Senior Advisor of Ares Management LLC since March 2014. Ms. Marinello served as the Chairman, President and Chief Executive Officer of Stream Global Services, Inc. from 2010 to March 2014. She has a broad career background including experience in banking, business service and technology. Ms. Marinello served as the Chief Executive Officer and President of Ceridian Corporation from 2006 to 2010. She served in a wide variety of senior roles over 10 years at General Electric, leading global, multi-billion dollar financial and services businesses. She served as the Chief Executive Officer and President of GE Fleet Services at GE Commercial Finance from October 2002 to October 2006 and GE Insurance Solutions from 1999 to 2002. She served as President and Chief Executive Officer of GE Financial Assurance Partnership Marketing Group, a diverse organization that includes GE's affinity marketing business, Auto & Home Insurance business, and Auto Warranty Service business from December 2000 to October 2002. Prior to this role, Ms. Marinello served as President of GE Capital Consumer Financial Services and also served as an Executive Vice President of GE Card Services, where she began her GE career in 1997. Prior to GE Capital, she served as President of the Electronic Payments Group at First Data Corporation, where she provided electronic banking and commerce, debit and commercial processing to the financial services industry. She has also served in senior leadership positions at US Bank, Chemical Bank, Citibank and Barclays. She is an Independent Director of AB Volvo, General Motors Corporation and RealPage, Inc. and a Member of the Supervisory Board at The Nielsen Company B.V.

ABOUT HERTZ GLOBAL
Hertz Global operates the Hertz, Dollar and Thrifty vehicle rental brands through its operating company The Hertz Corporation and its subsidiaries, in approximately 10,000 corporate and franchisee locations throughout North America, Europe, Latin America, Africa, the Middle East, Asia, Australia and New Zealand. Hertz Global is one of the largest worldwide airport general use vehicle rental companies, and the Hertz brand is one of the most recognized in the world. Product and service initiatives such as Hertz Gold Plus Rewards, Carfirmations, Mobile Wi-Fi and unique vehicles offered through the Adrenaline, Dream, Green and Prestige Collections set Hertz Global apart from the competition.  Additionally, Hertz Global owns the vehicle leasing and fleet management leader Donlen Corporation, operates the Hertz 24/7 hourly vehicle rental business in international markets and sells vehicles through its Rent2Buy program. For more information about Hertz Global, visit: www.hertz.com.

CAUTIONARY NOTE CONCERNING FORWARD LOOKING STATEMENTS
Certain statements contained in this release, and in related comments by the Company's management, include "forward-looking statements." Forward-looking statements include information concerning the Company's liquidity and its possible or assumed future results of operations, including descriptions of its business strategies. These statements often include words such as "believe," "expect," "project," "potential," "anticipate," "intend," "plan," "estimate," "seek," "will," "may," "would," "should," "could," "forecasts" or similar expressions. These statements are based on certain assumptions that the Company has made in light of its experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate in these circumstances. The Company believes these judgments are reasonable, but you should understand that these statements are not guarantees of performance or results, and the Company's actual results could differ materially from those expressed in the forward-looking statements due to a variety of important factors, both positive and negative, that may be revised or supplemented in subsequent reports on Forms 10-K, 10-Q and 8-K filed or furnished to the Securities and Exchange Commission ("SEC"). Among other items, such factors could include: any claims, investigations or proceedings arising as a result of the restatement of our previously issued financial results; our ability to remediate the material weaknesses in our internal controls over financial reporting; levels of travel demand, particularly with respect to airline passenger traffic in the United States and in global markets; the effect of our separation of our vehicle and equipment rental businesses, any failure by Herc Holdings Inc. to comply with the agreements entered into in connection with the separation and our ability to obtain the expected benefits of the separation; significant changes in the competitive environment, including as a result of industry consolidation, and the effect of competition in our markets on rental volume and pricing, including on our pricing policies or use of incentives; increased vehicle costs due to declines in the value of our non-program vehicles; occurrences that disrupt rental activity during our peak periods;  our ability to purchase adequate supplies of competitively priced vehicles and risks relating to increases in the cost of the vehicles we purchase; our ability to accurately estimate future levels of rental activity and adjust the number and mix of vehicles used in our rental operations accordingly; our ability to maintain sufficient liquidity and the availability to us of additional or continued sources of financing for our revenue earning vehicles and to refinance our existing indebtedness; our ability to adequately respond to changes in technology and customer demands; our ability to maintain access to third-party distribution channels, including current or favorable prices, commission structures and transaction volumes; an increase in our vehicle costs or disruption to our rental activity, particularly during our peak periods, due to safety recalls by the manufacturers of our vehicles; a major disruption in our communication or centralized information networks; financial instability of the manufacturers of our vehicles; any impact on us from the actions of our franchisees, dealers and independent contractors; our ability to maintain profitability during adverse economic cycles and unfavorable external events (including war, terrorist acts, natural disasters and epidemic disease); shortages of fuel and increases or volatility in fuel costs; our ability to successfully integrate acquisitions and complete dispositions; our ability to maintain favorable brand recognition; costs and risks associated with litigation and investigations; risks related to our indebtedness, including our substantial amount of debt, our ability to incur substantially more debt, the fact that substantially all of our consolidated assets secure certain of our outstanding indebtedness and increases in interest rates or in our borrowing margins; our ability to meet the financial and other covenants contained in our Senior Facilities, our outstanding unsecured Senior Notes and certain asset-backed and asset-based arrangements; changes in accounting principles, or their application or interpretation, and our ability to make accurate estimates and the assumptions underlying the estimates, which could have an effect on earnings; risks associated with operating in many different countries, including the risk of a violation or alleged violation of applicable anticorruption or antibribery laws; the Company's ability to successfully outsource a significant portion of its information technology services or other activities; changes in the existing, or the adoption of new laws, regulations, policies or other activities of governments, agencies and similar organizations where such actions may affect our operations, the cost thereof or applicable tax rates; changes to our senior management team and the dependence of our business operations on our senior management team; the effect of tangible and intangible asset impairment charges; our exposure to uninsured claims in excess of historical levels; fluctuations in interest rates and commodity prices; our exposure to fluctuations in foreign exchange rates and other risks described from time to time in periodic and current reports that we file with the SEC.

Additional information concerning these and other factors can be found in our filings with the SEC, including Old Hertz Holdings' Annual Report on Form 10-K, and our recent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

You should not place undue reliance on forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACTS:

Investor Relations:	Media:

Leslie Hunziker	Hertz Media Relations
(239) 301-6800	(844) 845-2180 (toll free)
investorrelations@hertz.com	mediarelations@hertz.com